MICHAEL W. ZINN, INC.

                   CERTIFIED PUBLIC ACCOUNTANT

            5930 McCommas Blvd., DALLAS, TEXAS  75206
                    TELEPHONE (214) 821-2369




May 12, 1998




Securities and Exchange Commission
350 5th Street N.W.
Washington, D.C.  20549

RE:  Alexander Mark Investments (USA), Inc.

Gentlemen:

We are previously accountants for the above named Registrant and reported on the financial statements of Alexander Mark Investments (USA), Inc. as of and for the year ended April 30, 1997. On May 12, 1998, were dismissed as the principal accountant and agree with the facts stated herein.

Sincerely,



/s/ Michael Zinn
Michael Zinn, CPA